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                                                                    EXHIBIT 23.3

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 24, 2002, except for Note H and Note S, as to which the date is February 8, 2002, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-89200) and related Prospectus of The Stanley Works and The Stanley Works, LTD. for the registration of 92,000,000 shares of its common stock.

                                                    /s/ Ernst & Young LLP

Hartford, Connecticut
June 19, 2002